Exhibit 99.1

PDL to Acquire ESP Pharma, Inc.

Combination Will Transform PDL Into a Fully Integrated Biopharmaceutical
Company

Webcast to Discuss Agreement Scheduled for 8:30 a.m. Eastern Time

FREMONT, Calif. and EDISON, N.J., Jan. 25 /PRNewswire-FirstCall/ -- Protein Design Labs, Inc. (PDL) (Nasdaq: PDLI), a leading developer of humanized monoclonal antibodies, and ESP Pharma, Inc. (ESP Pharma), a leading privately held, hospital-focused pharmaceutical company, today announced that they have entered into a definitive agreement under which PDL will acquire ESP Pharma for $300 million in cash and approximately $175 million in PDL common stock, or an aggregate value of approximately $475 million, plus the assumption of net debt of approximately $14 million. ESP Pharma was founded in April 2002 around the acquisition of several therapeutics from Wyeth, including ESP Pharma’s leading product, Cardene(R) IV. ESP Pharma generated total net product sales in excess of $90 million in 2004, a significant increase over 2003.

Mark McDade, Chief Executive Officer, PDL, said, “With this transaction, we have filled the void in the one major functional expertise PDL lacked, namely commercialization capabilities. Upon closing, we will have created an exciting new, fully integrated, hospital-focused biopharma company with best-in-class marketed products, a growing and diverse revenue base, and a broad, wholly-owned proprietary pipeline. In addition to significant commercial expertise, ESP Pharma will contribute several additional clinical-stage compounds. This combination will also dramatically accelerate our path to operational profitability, as we expect to become cash flow positive in 2006 with the completion of the transaction.

“Significant to our commercialization strategy,” Mr. McDade said, “we add ESP Pharma’s 75-person, experienced hospital-focused sales and sales management team and New Jersey-based marketing, medical affairs, sales operations and supply chain infrastructure for the U.S. market and Canada. We believe this strategic move will permit us to maximize the potential value of Zenapax(R) and Nuvion(R), as we are building significant competence ahead of our hoped for product introductions in 2007 and beyond. Importantly, the transaction expands our therapeutic focus into the cardiovascular arena, with Cardene IV, an intravenous anti-hypertensive used extensively in cardiac- and neuro-surgery. In the hospital setting, ESP’s IV Busulfex(R) is marketed as a preconditioning chemotherapeutic agent in bone-marrow transplant, and is a natural fit in view of our right to potentially reacquire the rights to Zenapax in the transplant indication by 2007.”

John T. Spitznagel, Chairman and Chief Executive Officer, ESP Pharma, said, “ESP Pharma has established a record of success in identifying, acquiring, marketing and developing innovative therapeutics. Our flagship product, Cardene IV, is indicated for the short-term treatment of hypertension when oral therapy is not feasible or desirable. IV Busulfex is used in combination with cyclophosphamide as a conditioning regimen prior to allogeneic hematopoietic progenitor cell transplantation for chronic myelogenous leukemia. We believe this strategic combination with PDL will enable us to successfully market PDL’s proprietary product candidates, and acquire or in-license additional products or product candidates.”

PDL expects to provide additional information regarding the financial effect of the transaction as part of its news release and conference call to discuss full-year 2004 results and forward-looking guidance for 2005. This conference call is not yet scheduled, but is expected to occur not later than March 15, 2005. PDL does not require financing to complete the transaction, but may consider additional financing transactions now or in the future.

The Boards of Directors of PDL and ESP Pharma, and the shareholders of ESP Pharma have approved the acquisition. The closing of the transaction is subject to various conditions, including the receipt of antitrust and other regulatory approvals. The initial number of PDL shares to be issued is approximately 8,870,000 and the actual number of PDL shares to be issued in the transaction is subject to upward adjustment of up to approximately 985,000 shares and to downward adjustment of up to approximately 806,000 shares based on the price of PDL stock in the period prior to the closing of the transaction. ESP Pharma and PDL have also reached an agreement as to a U.S.-marketed product acquisition under negotiation between ESP Pharma and a third party. That transaction has not been finalized and the potential financial and other terms remain confidential.

Lazard acted as financial advisor to PDL in the transaction, and SG Cowen & Co., LLC acted as financial advisor to ESP Pharma. The firms of DLA Piper Rudnick Gray Cary, and Milbank, Tweed Hadley & McCloy LLP served as counsel to PDL and ESP Pharma, respectively.

Webcast scheduled for 8:30 a.m. Eastern time on January 25

PDL will host a webcast beginning at 8:30 a.m. Eastern time today, January 25, 2005, to discuss the acquisition.

The live webcast will be available through the PDL website: www.pdl.com. Please connect to this website at least 15 minutes prior to the live webcast to allow time for any software download that may be needed to hear the webcast. A replay will be available at www.pdl.com starting approximately one hour after completion of the webcast.

An audio replay will also be available by telephone from approximately 10:30 a.m. Eastern time on January 25, 2005 through 10:30 a.m. Eastern time on January 29, 2005. To access the replay, dial 800-633-8284 from inside the United States and 402-977-9140 from outside the United States; enter conference ID number 21230399.

About ESP Pharma, Inc.

ESP Pharma was founded in April 2002 and began operations in May 2002 with the acquisition of four in-market therapeutics from Wyeth, including the flagship product, Cardene IV. ESP Pharma’s “Buy and Build, Search and Develop” business plan for creating asset value focuses on selectively acquiring approved and late-stage development products addressing the needs of the acute-care hospital market. ESP Pharma has concentrated its acquisition programs on products and compounds representing strong returns on investment, driven by high growth potential.

In support of its business plan to revitalize the promotion of acquired products and to fuel near- and intermediate-term growth, ESP Pharma established its own hospital sales force of experienced pharmaceutical representatives in September 2002. Through the efforts of its sales team, ESP Pharma has planned to drive revenue growth while adding to its revenue base and realizing synergistic benefits from additional acquisitions of acute-care specialty products. ESP Pharma’s key marketed products are:

-- Cardene IV (nicardipine hydrochloride injection). Indicated for the short-term treatment of hypertension when oral therapy is not feasible or desirable. Cardene is a patent-protected intravenous preparation of nicardipine, a dihydropyridine calcium channel blocker.

-- IV Busulfex (busulfan) Injection. Indicated for use in combination with cyclophosphamide as a conditioning regimen prior to allogeneic hematopoietic progenitor cell transplantation for chronic myelogenous leukemia. A patent-protected, potent cytotoxic drug and intraveneous formulation of the alkylating agent busulfan.

In addition to ESP Pharma’s key marketed products, ESP Pharma has several products in clinical development targeted to the acute-care hospital market.

About PDL

Protein Design Labs is a leader in the development of humanized antibodies to prevent or treat various disease conditions. PDL currently has antibodies under development for autoimmune and inflammatory conditions, asthma and cancer. PDL holds fundamental patents for its antibody humanization technology. Further information on PDL is available at www.pdl.com.

The foregoing contains forward-looking statements involving risks and uncertainties and PDL’s actual results may differ materially from those, express or implied, in the forward-looking statements. The forward-looking statements contained herein include statements about the consummation of the pending acquisition and the benefits of the pending acquisition, including its potential effect upon PDL’s future financial performance. These statements are subject to inherent risks and uncertainties that could cause actual results to differ materially from those expressed or implied. Such risks and uncertainties include, among others, the possibility that regulatory or other closing conditions will not be satisfied, whether the combined company will be able to realize the anticipated benefits or synergies of the transaction in a timely manner or at all, and the future revenues from ESP Pharma products. Other factors that may cause our actual results to differ materially from those, express or implied, in the forward-looking statements in this press release are discussed in our Annual Report on Form 10-K for the year ended December 31, 2003, in our quarterly report on Form 10-Q for the period ended September 30, 2004, and in other filings with the Securities and Exchange Commission.

NOTE: Protein Design Labs, the PDL logo and Nuvion are registered U.S. trademarks of Protein Design Labs, Inc. Zenapax is a registered trademark of Hoffmann-La Roche. Cardene IV and IV Busulfex are registered trademarks of ESP Pharma, Inc.

SOURCE  Protein Design Labs, Inc.
          -0-                              01/25/2005
          /CONTACT:  James R. Goff, Senior Director, Corporate Communications of
Protein Design Labs, +1-510-574-1421, or jgoff@pdl.com/
          /Web site:  http://www.pdl.com/